Exhibit 99.1

Ashland reports financial results1 for fourth-quarter fiscal 2023; issues outlook for first-quarter fiscal 2024

•
Sales of $518 million, down eighteen percent from the prior-year quarter
•
Net loss (including discontinued operations) of $4 million, or $0.07 per diluted share
•
Loss from continuing operations of $8 million, or $0.15 per diluted share
•
Adjusted income from continuing operations excluding intangibles amortization expense of $21 million, or $0.41 per diluted share
•
Adjusted EBITDA of $74 million
•
Cash flows provided by operating activities of $130 million; ongoing free cash flow2 of $104 million

WILMINGTON, Del., November 8, 2023 – Ashland Inc. (NYSE: ASH) today announced financial results1 for the fourth quarter of fiscal year 2023, which ended September 30, 2023, together with its fiscal year 2023 results summary and first-quarter fiscal 2024 outlook. The global additives and specialty ingredients company holds leadership positions in high-quality, consumer-focused markets including pharmaceuticals, personal care and architectural coatings.

Sales were $518 million, down eighteen percent versus the prior-year quarter. Results during the quarter reflect market-demand dynamics and underlying business performance that were generally consistent with previously communicated expectations. Pricing remained favorable for all segments other than Intermediates. Volumes during the quarter continued to be negatively impacted by customer inventory destocking across most end markets. Foreign currency favorably impacted sales by approximately two percent.

Net loss was $4 million, down from $57 million of income in the prior-year quarter. Loss from continuing operations was $8 million, down from $60 million of income in the prior-year quarter, or a loss of $0.15 per diluted share, down from income of $1.09. Adjusted income from continuing operations excluding intangibles amortization expense was $21 million, down from $80 million in the prior-year quarter, or $0.41 per diluted share, down from $1.46. Adjusted EBITDA was $74 million, down fifty percent from $147 million in the prior-year quarter, driven primarily by continued customer inventory destocking across most end markets and additional inventory-reduction actions taken to better position the company for more conservative demand scenarios.

Average diluted shares outstanding totaled 51 million as of September 30, 2023, down from 55 million in the prior-year quarter, following the company’s share repurchase activities during the fiscal year. Earlier in fiscal year 2023, Ashland’s Board of Directors approved a new $1 billion evergreen share repurchase authorization.

Cash flows provided by operating activities totaled $130 million, down from $179 million in the prior-year quarter. Ongoing free cash flow2 totaled $104 million compared to $93 million in the prior-year quarter, reflecting the company’s efforts to reduce its inventory balances.

“Results in the September quarter were consistent with the earnings update we issued last week,” said Guillermo Novo, chair and chief executive officer, Ashland. “Customer demand was generally consistent with our expectations in the fourth quarter. While we are seeing certain signs of stabilizing demand and reduced destocking actions by customers, there continues to be limited visibility regarding the timing of demand normalization.”

“As a result, we proactively took additional inventory-control actions to manage production, reduce inventory levels and drive stronger free cash flow generation,” continued Novo. “Although these actions will better position Ashland to operate in an uncertain and potentially lower demand environment, they resulted in Adjusted EBITDA for the quarter and full year that were below our original expectations. To drive improved performance, we are taking portfolio and investment actions during fiscal year 2024.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow, ongoing free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures. For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Life Sciences

Sales were $203 million, down five percent from the prior-year quarter. Sustained pricing was more than offset by customer destocking in most end markets. Pharma demand remained healthy, though volumes declined compared to a strong prior-year period. Sales to nutrition customers remain weak due to persistent customer destocking. Sales of Nutraceuticals products demonstrated a solid recovery compared to a weak prior year. Foreign currency favorably impacted sales by $5 million or two percent.

Adjusted operating income was $31 million compared to $40 million in the prior-year quarter. Adjusted EBITDA was $48 million compared to $57 million in the prior-year quarter, primarily reflecting the impact of favorable pricing, lower volumes and $6 million of inventory-control actions. Foreign currency favorably impacted adjusted EBITDA by $5 million, or nine percent.

Personal Care

Sales were $146 million, down twenty-two percent from the prior-year quarter. Customer destocking across end markets more than offset sustained pricing. Foreign currency favorably impacted sales by $5 million or three percent.

Adjusted operating income was $14 million compared to $35 million in the prior-year quarter. Adjusted EBITDA was $36 million compared to $56 million in the prior-year quarter, primarily reflecting the impact of lower volumes and $5 million of inventory-control actions. Foreign currency favorably impacted adjusted EBITDA by $3 million, or five percent.

Specialty Additives

Sales were $144 million, down twenty-three percent from the prior-year quarter, primarily reflecting customer destocking across end markets, with architectural coatings less impacted by comparison. Foreign currency favorably impacted sales by $3 million or two percent.

Adjusted operating loss was $12 million, compared to income of $24 million in the prior-year quarter. Adjusted EBITDA was $8 million compared to $43 million in the prior-year quarter, primarily reflecting the impact of lower volumes and $38 million of inventory-control actions. Foreign currency favorably impacted adjusted EBITDA by $1 million, or two percent.

Intermediates

Sales were $37 million down forty-two percent from the prior-year quarter, driven by lower pricing and volumes for both merchant and captive sales. Captive internal butanediol (BDO) sales are recognized at market-based pricing which was down compared to the prior-year quarter.

Adjusted operating income was zero compared to $14 million in the prior-year quarter. Adjusted EBITDA was $3 million, including $9 million of inventory-control actions, compared to $17 million in the prior-year quarter.

Unallocated & Other

Unallocated and Other expense was $43 million compared to $34 million in the prior-year quarter. Adjusted Unallocated and Other expense EBITDA was $21 million compared to $26 million in the prior-year quarter, primarily reflecting lower incentive compensation accruals.

Fiscal Year 2023 Results Summary

Sales were $2.2 billion, down eight percent from the prior year. Sustained pricing and resilient demand for pharmaceutical products was more than offset by persistent customer inventory destocking across most other end markets since early in the fiscal year.

Net income was $178 million, down from $927 million in the prior year. Net income in fiscal year 2022 included income from discontinued operations related to the sale of the Performance Adhesives business. Income from continuing operations was $168 million, down from $181 million in the prior year, or $3.13 per diluted share, down from $3.20. Adjusted income from continuing operations excluding intangibles amortization expense was $218 million, down from $322 million in the prior year, or $4.07 per diluted share, down from $5.70.

Adjusted EBITDA was $459 million, down twenty-two percent from $590 million in the prior year. Adjusted EBITDA margin decreased to twenty-one percent, a 380 basis-point decrease compared to the prior year.

Cash flows provided by operating activities totaled $294 million, up from $193 million in the prior year. Ongoing free cash flow2 totaled $217 million compared to $127 million in the prior year, primarily driven by improved working capital inflows driven by inventory-reductions actions taken during the second-half of the year.

Financial Outlook

As part of its regular financial planning process and in concert with extensive customer discussions, the company has analyzed numerous demand-recovery scenarios for fiscal year 2024. While there is evidence that customer destocking across many end markets is slowing, a great deal of uncertainty remains. The company’s view is that recovery is likely to be back-end loaded into the second half of the fiscal year. In addition, consideration for the impact in fiscal 2024 of the announced portfolio-optimization actions is being layered into forecast models as the commercial teams engage with customers. Given the overall uncertainty, at this time the company is not issuing an outlook for fiscal year 2024 but will provide an update regarding its financial outlook during its fiscal-first quarter earnings call.

For the fiscal-first quarter, demand in October has demonstrated some sequential improvement, though customer destocking continues across many end markets. First-quarter financial results will include carryover impacts from internal inventory-control actions that will negatively impact results compared to prior year. Customer order lead times have returned to more normalized levels and November orders are consistent with expectations. At this time, visibility into December demand is limited and uncertainty remains as to whether some customers decide to take year-end inventory control actions. Taking these factors into account, for the fiscal-first quarter the company expects sales in the range of $470 million to $490 million and adjusted EBITDA in the range of $55 million to $65 million.

“As I stated last week, we are repositioning Ashland to further reduce our participation in lower profitability markets where we do not have strong leadership positions. We plan to redeploy assets to support productivity or growth in the new technology platforms we outlined at our Innovation Day in early September,” continued Novo. “These actions further enhance focus on our pharmaceuticals, personal care and coatings businesses and position the company well for improved performance and profitability. I look forward to discussing our fiscal-fourth quarter financial results and outlook in more detail during our earnings call and webcast tomorrow morning,” concluded Novo.

Conference Call Webcast

The company’s live webcast with securities analysts will include an executive summary and detailed remarks. The live webcast will take place at 8 a.m. ET on Thursday, November 9, 2023. Simultaneously, the company will post a slide presentation in the Investor Relations section of its website at http://investor.ashland.com.

To access the call by phone, please go to this registration link and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units, and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to reflect Ashland’s underlying business performance and trends most accurately. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above. These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income. As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metrics enable Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow and ongoing free cash flow include the impact of capital expenditures from continuing operations and other significant items impacting free cash flow, providing a more complete picture of current and future cash generation. Free cash flow, ongoing free cash flow, and free cash flow conversion are non-GAAP liquidity measures that Ashland believes provide useful information to management and investors about Ashland’s ability to convert Adjusted EBITDA to ongoing free cash flow. These liquidity measures are used regularly by Ashland’s stakeholders and industry peers to measure the efficiency at providing cash from regular business activity. Free cash flow, ongoing free cash flow, and free cash flow conversion have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock. Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland

Ashland Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for environment, social and governance (ESG). The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,800 passionate, tenacious solvers thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/ESG to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and manage costs.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public health crises, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the ongoing Ukraine and Russia conflict, on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-K is filed with the U.S. Securities and Exchange Commission.

2The ongoing free cash flow metric excludes the impact of inflows and outflows from U.S. Accounts Receivable Sales Program and payments related to restructuring and environmental and litigation-related matters in both the current-year and prior-year periods.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Year ended
	September 30		September 30
	2023	2022	2023	2022

Sales	$518	$631	$2,191	$2,391
Cost of sales	389	422	1,523	1,561
GROSS PROFIT	129	209	668	830
Selling, general and administrative expense	109	94	365	393
Research and development expense	14	14	51	55
Intangibles amortization expense	23	23	93	94
Equity and other income	1	1	7	3
Income on acquisitions and divestitures, net	6	-	6	42
OPERATING INCOME (LOSS)	(10)	79	172	333
Net interest and other expense	28	40	6	149
Other net periodic benefit loss (income)	-	(22)	6	(22)
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(38)	61	160	206
Income tax expense (benefit)	(30)	1	(8)	25
INCOME (LOSS) FROM CONTINUING OPERATIONS	(8)	60	168	181
Income (loss) from discontinued operations, net of income taxes	4	(3)	10	746
NET INCOME (LOSS)	$(4)	$57	$178	$927

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$(0.15)	$1.09	$3.13	$3.20
Income (loss) from discontinued operations	0.08	(0.05)	0.18	13.21
Net income (loss)	$(0.07)	$1.04	$3.31	$16.41

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	51	55	54	56

SALES
Life Sciences	203	213	869	815
Personal Care	146	188	598	678
Specialty Additives	144	187	600	719
Intermediates	37	64	185	256
Intersegment Sales	(12)	(21)	(61)	(77)
	$518	$631	$2,191	$2,391

OPERATING INCOME (LOSS)
Life Sciences	31	40	172	155
Personal Care	14	35	52	102
Specialty Additives	(12)	24	10	103
Intermediates	-	14	50	87
Unallocated and other	(43)	(34)	(112)	(114)
	$(10)	$79	$172	$333

(a)
As a result of the loss from continuing operations for the three months ending September 30, 2023, the effect of the share-based awards convertible to common shares would be anti-dilutive. In accordance with U.S. GAAP, these shares have been excluded from the diluted earnings per share calculation for the applicable periods.

Ashland Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	September 30	September 30
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$417	$646
Accounts receivable	338	402
Inventories	626	629
Other assets	125	91
Total current assets	1,506	1,768

Noncurrent assets
Property, plant and equipment
Cost	3,211	3,050
Accumulated depreciation	1,838	1,712
Net property, plant and equipment	1,373	1,338

Goodwill	1,362	1,312
Intangibles	886	963
Operating lease assets, net	122	107
Restricted investments	290	313
Asbestos insurance receivable	127	138
Deferred income taxes	22	20
Other assets	251	254
Total noncurrent assets	4,433	4,445

Total assets	$5,939	$6,213

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$16	$-
Trade and other payables	210	265
Accrued expenses and other liabilities	208	269
Current operating lease obligations	22	19
Total current liabilities	456	553

Noncurrent liabilities
Long-term debt	1,314	1,270
Asbestos litigation reserve	427	472
Deferred income taxes	148	176
Employee benefit obligations	100	103
Operating lease obligations	106	94
Other liabilities	291	325
Total noncurrent liabilities	2,386	2,440

Stockholders' equity	3,097	3,220

Total liabilities and stockholders' equity	$5,939	$6,213

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Year ended
	September 30		September 30
	2023	2022	2023	2022
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income (loss)	$(4)	$57	$178	$927
Loss (income) from discontinued operations, net of income taxes	(4)	3	(10)	(746)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	62	60	243	241
Original issue discount and debt issuance cost amortization	1	2	6	7
Deferred income taxes	(44)	(20)	(32)	(35)
Gain from sales of property and equipment	-	-	(1)	-
Stock based compensation expense	6	4	22	18
Excess tax benefit on stock based compensation	-	-	2	1
Loss (income) from restricted investments	15	27	(43)	86
Income on acquisitions and divestitures, net	(7)	-	(7)	(42)
Asset impairments	-	-	4	-
Pension contributions	(1)	(1)	(8)	(5)
Gain on pension and other postretirement plan remeasurements	(2)	(21)	(2)	(22)
Change in operating assets and liabilities (a)	108	68	(58)	(237)
Total cash flows provided by operating activities from continuing operations	130	179	294	193
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(69)	(46)	(170)	(113)
Proceeds from disposal of property, plant and equipment	9	-	11	51
Proceeds from settlement of Company-owned life insurance contracts	3	1	6	3
Company-owned life insurance payments	(4)	(4)	(5)	(4)
Funds restricted for specific transactions	(2)	-	(9)	(74)
Reimbursements from restricted investments	12	7	58	35
Proceeds from sale of securities	11	12	47	87
Purchases of securities	(11)	(12)	(47)	(87)
Total cash flows used by investing activities from continuing operations	(51)	(42)	(109)	(102)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Repurchase of common stock	-	-	(300)	(200)
Repayment of long-term debt	-	-	-	(250)
Proceeds from (repayment of) short-term debt	16	-	16	(365)
Debt issuance costs	-	(2)	-	(2)
Cash dividends paid	(20)	(18)	(76)	(70)
Stock based compensation employee withholding taxes paid in cash	(1)	-	(11)	(9)
Total cash flows used by financing activities from continuing operations	(5)	(20)	(371)	(896)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	74	117	(186)	(805)
Cash provided (used) by discontinued operations
Operating cash flows	(8)	(104)	(51)	(406)
Investing cash flows	-	8	-	1,658
Effect of currency exchange rate changes on cash and cash equivalents	2	(4)	8	(11)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	68	17	(229)	436
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	349	629	646	210
CASH AND CASH EQUIVALENTS - END OF PERIOD	$417	$646	$417	$646

DEPRECIATION AND AMORTIZATION
Life Sciences	17	17	69	63
Personal Care	22	21	85	84
Specialty Additives	20	19	76	81
Intermediates	3	3	13	13
Unallocated and other	-	-	-	-
	$62	$60	$243	$241

(a)
Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	September 30
Adjusted EBITDA - Ashland Inc.	2023	2022
Net income (loss)	$(4)	$57
Income tax expense (benefit)	(30)	1
Net interest and other expense	28	40
Depreciation and amortization	62	60
EBITDA	56	158
Loss (income) from discontinued operations, net of income taxes	(4)	3
Gain on pension and other postretirement plan remeasurements	(2)	(22)
Operating key items (see Table 5)	24	8
Adjusted EBITDA	$74	$147

EBITDA - Life Sciences
Operating income	$31	$40
Add:
Depreciation and amortization	17	17
EBITDA	$48	$57

EBITDA - Personal Care
Operating income	$14	$35
Add:
Depreciation and amortization	22	21
EBITDA	$36	$56

EBITDA - Specialty Additives
Operating income (loss)	$(12)	$24
Add:
Depreciation and amortization	20	19
EBITDA	$8	$43

EBITDA - Intermediates
Operating income	$-	$14
Add:
Depreciation and amortization	3	3
EBITDA	$3	$17

Ashland Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended September 30, 2023
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$-	$-	$(25)	$(25)
Restructuring, separation and other costs	-	-	-	-	(5)	(5)
Income on acquisitions and divestitures, net	-	-	-	-	6	6
All other operating income (loss)	31	14	(12)	-	(19)	14
Operating income (loss)	31	14	(12)	-	(43)	(10)

NET INTEREST AND OTHER EXPENSE
Key items					18	18
All other net interest and other expense					10	10
					28	28

OTHER NET PERIODIC BENEFIT LOSS (INCOME)
Key items					(2)	(2)
All other net periodic benefit losses					2	2
					-	-

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					(9)	(9)
Tax specific key items (b)					(20)	(20)
All other income tax expense					(1)	(1)
					(30)	(30)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$31	$14	$(12)	$-	$(41)	$(8)

	Three Months Ended September 30, 2022
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$-	$-	$(6)	$(6)
Restructuring, separation and other costs	-	-	-	-	(2)	(2)
All other operating income (loss)	40	35	24	14	(26)	87
Operating income (loss)	40	35	24	14	(34)	79

NET INTEREST AND OTHER EXPENSE
Key items					29	29
All other net interest and other expense					11	11
					40	40

OTHER NET PERIODIC BENEFIT LOSS (INCOME)					(22)	(22)

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					2	2
Tax specific key items (b)					(15)	(15)
All other income tax expense					14	14
					1	1
INCOME (LOSS) FROM CONTINUING OPERATIONS	$40	$35	$24	$14	$(53)	$60

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. See Table 7 for additional information.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended		Year ended
	September 30		September 30
Free cash flows	2023	2022	2023	2022
Total cash flows provided (used) by operating activities from continuing operations	$130	$179	$294	$193
Adjustments:
Additions to property, plant and equipment	(69)	(46)	(170)	(113)
Free cash flows	$61	$133	$124	$80
Cash (inflows) outflows from U.S. Accounts Receivable Sales Program (a)	26	(59)	40	(17)
Restructuring-related payments (b)	5	1	8	10
Environmental and related litigation payments (c)	12	18	45	54
Ongoing free cash flow	$104	$93	$217	$127

Net Income (loss)	(4)	57	178	927
Adjusted EBITDA (d)	$74	$147	$459	$590

Operating cash flow conversion (e)	Not meaningful	314%	165%	21%
Ongoing free cash flow conversion (f)	141%	63%	47%	22%

(a)
Represents activity associated with the U.S. Accounts Receivable Sales Program impacting each period presented.
(b)
Restructuring payments incurred during each period presented.
(c)
Represents cash outflows associated with environmental and related litigation payments which will be reimbursed by the Environmental trust.
(d)
See Adjusted EBITDA reconciliation.
(e)
Operating cash flow conversion is defined as Cash flows provided by operating activities from continuing operations divided by Net Income.
(f)
Ongoing free cash flow conversion is defined as Ongoing free cash flow divided by Adjusted EBITDA.

	Three months ended		Year ended
	September 30		September 30
Adjusted operating income	2023	2022	2023	2022
Operating income (loss) (as reported)	$(10)	$79	$172	$333
Key items, before tax:
Restructuring, separation and other costs	5	2	10	5
Environmental reserve adjustments	25	6	56	53
ICMS Brazil tax credit	-	-	(12)	-
Income on acquisitions and divestitures, net	(6)	-	(6)	(42)
Asset impairments	-	-	4	-
Adjusted operating income (non-GAAP)	$14	$87	$224	$349

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions except per share data - preliminary and unaudited)	Table 7

	Three months ended		Year ended
	September 30		September 30
	2023	2022	2023	2022
Income (loss) from continuing operations (as reported)	$(8)	$60	$168	$181
Key items, before tax:
Restructuring, separation and other costs	5	2	10	5
Unrealized (gains) losses on securities	18	29	(29)	102
Environmental reserve adjustments	25	6	56	53
Gain on pension and other postretirement plan remeasurements	(2)	(22)	(2)	(22)
ICMS Brazil tax credit	-	-	(12)	-
Income on acquisitions and divestitures, net	(6)	-	(6)	(42)
Asset impairments	-	-	4	-
Key items, before tax	40	15	21	96
Tax effect of key items (a)	(9)	2	(1)	(21)
Key items, after tax	31	17	20	75
Tax specific key items:
Restructuring and separation activity	-	(7)	-	3
Valuation allowance	(5)	-	(6)	(4)
Uncertain tax positions	(9)	(8)	(32)	(8)
Other and tax reform related activity	(6)	-	(6)	-
Tax specific key items (b)	(20)	(15)	(44)	(9)
Total key items	11	2	(24)	66
Adjusted income from continuing operations (non-GAAP)	$3	$62	$144	$247
Amortization expense adjustment (net of tax) (c)	18	18	74	75
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$21	$80	$218	$322

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:

- Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

- Uncertain tax positions: Includes the impact from settlement of certain tax positions with various tax authorities.

(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three and twelve months ended September 30, 2023 and 2022.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions except per share data - preliminary and unaudited)	Table 7 (Continued)

	Three months ended		Year ended
	September 30		September 30
	2023	2022	2023	2022
Diluted EPS from continuing operations (as reported)	$(0.15)	$1.09	$3.13	$3.20
Key items, before tax:
Restructuring, separation and other costs	0.09	0.04	0.19	0.09
Unrealized (gains) losses on securities	0.35	0.53	(0.54)	1.82
Environmental reserve adjustments	0.49	0.11	1.04	0.95
Gain on pension and other postretirement plan remeasurements	(0.04)	(0.40)	(0.04)	(0.40)
ICMS Brazil tax credit	-	-	(0.22)	-
Income on acquisitions and divestitures, net	(0.12)	-	(0.11)	(0.75)
Asset impairments	-	-	0.08	-
Key items, before tax	0.77	0.28	0.40	1.71
Tax effect of key items (a)	(0.18)	0.04	(0.02)	(0.38)
Key items, after tax	0.59	0.32	0.38	1.33
Tax specific key items:
Restructuring and separation activity	-	(0.13)	-	0.06
Valuation allowance	(0.11)	-	(0.12)	(0.07)
Uncertain tax positions	(0.17)	(0.15)	(0.60)	(0.15)
Other and tax reform related activity	(0.11)	-	(0.11)	-
Tax specific key items (b)	(0.39)	(0.28)	(0.83)	(0.16)
Total key items	0.20	0.04	(0.45)	1.17
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.05	$1.13	$2.68	$4.37
Amortization expense adjustment (net of tax) (c)	0.36	0.33	1.39	1.33
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$0.41	$1.46	$4.07	$5.70

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:

- Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

- Uncertain tax positions: Includes the impact from settlement of certain tax positions with various tax authorities.

(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three and twelve months ended September 30, 2023 and 2022.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 8

	Year ended
	September 30
Adjusted EBITDA - Ashland Inc.	2023	2022
Net income	$178	$927
Income tax expense (benefit)	(8)	25
Net interest and other expense	6	149
Depreciation and amortization	243	241
EBITDA	419	1,342
Income from discontinued operations, net of income taxes	(10)	(746)
Key items included in EBITDA:
Restructuring, separation and other costs	10	5
Environmental reserve adjustments	56	53
Gain on pension and other postretirement plan remeasurements	(2)	(22)
ICMS Brazil tax credit	(12)	-
Income on acquisitions and divestitures, net	(6)	(42)
Asset impairments	4	-
Adjusted EBITDA (a)	$459	$590

(a)
Includes $12 million and $7 million during 2023 and 2022, respectively, of net periodic pension and other postretirement costs recognized ratably through the fiscal year. These costs are comprised of service cost, interest cost, expected return on plan assets, and amortization of prior service credit.